OPPENHEIMER ROCHESTER OHIO MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Ohio Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           8,085,850                                  78,910
David K. Downes                                       8,059,793                                104,967
Matthew P. Fink                                          8,075,062                                  89,698
Edmund Giambastiani, Jr.                           8,080,661                                  84,099
Phillip A. Griffiths                                       8,073,593                                  91,167
Mary F. Miller                                             8,075,062                                  89,698
Joel W. Motley                                           8,034,885                                  129,875
Joanne Pace                                                 8,080,661                                  84,099
Mary Ann Tynan                                       8,095,930                                  68,830
Joseph M. Wikler                                       8,075,062                                  89,698
Peter I. Wold                                               8,080,661                                  84,099
William F. Glavin, Jr.                                  8,095,930                                  68,830

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
    4,293,527                                183,419                                200,368

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
    4,309,784                                165,656                                201,876

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
    4,291,165                                180,749                                205,402

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
    4,299,007                                172,904                                205,404

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
    4,328,107                                134,906                                214,304

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
    4,315,847                                164,580                                196,890

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   4,266,750                                206,273                                204,294

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   4,178,234                                271,013                                228,069

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
   4,306,335                                158,200                                212,780

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   4,360,779                                112,468                                204,067